INVESTMENT MANAGEMENT AGREEMENT

                               AVE MARIA BOND FUND


     INVESTMENT MANAGEMENT AGREEMENT, dated as of April 30, 2003 by and between Schwartz Investment Counsel, Inc., a Michigan corporation (the "Adviser"), and Schwartz Investment Trust (the "Trust"), which was organized as an Ohio business trust on August 31, 1992.

     WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, shares of beneficial interest in the Trust are divided into separate series or funds; and

     WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment advisor and to have an investment advisor perform for it various investment advisory and research services and other management services; and

     WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and desires to provide investment advisory services to the Trust;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE ADVISER. The Trust, on behalf of the Ave Maria Bond Fund (the "Fund"), hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund subject to the control and direction of the Trust's Board of Trustees, for the period of the term hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADVISER. In providing the services and assuming the obligations set forth herein, the Adviser undertakes to provide the following services and to assume the following obligations:



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     a) The Adviser will manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the respective investment objective and policies of the Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Adviser will make all determinations with respect to the investment of the assets of the Fund, to effect the purchase and sale of portfolio securities and to take such steps as may be necessary to implement the same. The services by the Adviser shall also include determining the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities shall be exercised. The Adviser shall render regular reports to the Trust's Board of Trustees concerning the Trust's and the Fund's investment activities.

     b) The Adviser shall place orders for the execution of all portfolio transactions, in the name of the Fund and in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be amended from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Adviser shall create and maintain all necessary brokerage records for the Fund, which records shall comply with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a -2 under the 1940 Act.

     c) In the event of any reorganization or other change in the Adviser, its investment principals, supervisors or members of its investment (or comparable) committee, the Adviser shall give the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

     d) The Adviser shall bear its expenses of providing services to the Trust pursuant to this Agreement except such expenses as are undertaken by the Trust. In addition, the Adviser shall pay the salaries and fees, if any, of all Trustees, officers and employees of the Trust who are affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, of the Adviser.

     e) The Adviser will manage the Fund's assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.

     3. EXPENSES. The Trust shall pay the expenses of its operation, including but not limited to (i) charges and expenses for Trust accounting, pricing and appraisal services and related overhead, (ii) the charges and expenses of the Trust's auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Fund; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for Trust membership in trade associations and all taxes and fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or shares of the Trust with the SEC, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the SEC; (vii) all expenses of meetings of Trustees and of shareholders of the Trust and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies;
(viii) charges and expenses of legal counsel to the Trust; (ix) compensation of Trustees of the Trust; and (x) interest on borrowed money, if any.

     4. COMPENSATION OF THE ADVISER.

     a) As compensation for the services rendered and obligations assumed hereunder by the Adviser, the Trust shall pay to the Adviser quarterly a fee that is equal on an annual basis to 0.30% of the average daily net assets of the Fund. Such fee shall be computed and accrued daily. If the Adviser serves as investment adviser for less than the whole of any period specified in this
Section 4a, the compensation to the Adviser shall be prorated. For purposes of calculating the Adviser's fee, the daily value of the Fund's net assets shall be computed by the same method as the Trust uses to compute the net asset value of that Fund.

     b) The Adviser reserves the right to waive all or a part of its fee.

     5. ACTIVITIES OF THE ADVISER. The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others. It is understood that the Trustees and officers of the Trust are or may become interested in the Adviser as stockholders, officers or otherwise, and that stockholders and officers of the Adviser are or may become similarly interested in the Trust, and that the Adviser may become interested in the Trust as a shareholder or otherwise.

     The Adviser has supplied to the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereafter supply to the Trust, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

     The Adviser has also delivered to the Trust copies of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act. If in the opinion of counsel to the Trust, the code of ethics does not satisfy the requirements of Rule 17j-1, the Adviser will adopt a code of ethics that does. The Adviser shall promptly furnish the Trust with all amendments of or supplements to its Code of Ethics at least annually. On a quarterly basis, the Adviser shall report on compliance by the access persons of the Fund with its Code of Ethics to the Board of Trustees and upon the written request of the Trust, the

Adviser shall permit the Trust, or their respective representatives to examine the reports required to be made to the Adviser by the access persons of the Fund under such code.

     6. USE OF NAMES. The Trust will not use the name of the Adviser in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; except that the Trust may use such name in any document which merely refers in accurate terms to its appointment hereunder or in any situation which is required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Adviser will not use the name of the Trust in any material relating to the Adviser in any manner not approved prior thereto by the Trust; except that the Adviser may use such name in any document which merely refers in accurate terms to the appointment of the Adviser hereunder or in any situation which is required by the SEC or a state securities commission. In all other cases, the parties may use such names to the extent that the use is approved by the party named, it being agreed that in no event shall such approval be unreasonably withheld.

     7. LIMITATION OF LIABILITY OF THE ADVISER.

     a) Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder in any Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this Section 7, the term "Adviser" shall include Schwartz Investment Counsel, Inc. ("Schwartz") and/or any of its affiliates and the directors, officers and employees of Schwartz and/or any of its affiliates.

     b) The Trust will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from acts or omissions of the Trust. Indemnification shall be made only after: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Trust was liable for the damages claimed or (ii) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the Trust was liable for the damages claimed, which determination shall be made by either (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding "disinterested non-party Trustees") or (b) an independent legal counsel satisfactory to the parties hereto, whose determination shall be set forth in a written opinion. The Adviser shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent that would be permissible under the applicable provisions of Michigan Law. The Adviser shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification under such law has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the Adviser shall provide security in form and amount acceptable to the Trust for its undertaking;
(ii) the Trust is insured  against losses  arising by reason of the advance;  or
(iii) a majority of a quorum of the Trustees of the Trust, the members of which a majority are disinterested non-party Trustees, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification.

     8. LIMITATION OF TRUST'S LIABILITY. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Adviser agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Adviser shall not seek satisfaction of any such obligation from the holders of the shares of any Fund nor from any Trustee, officer, employee or agent of the Trust.

     9. FORCE MAJEURE. The Adviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Adviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     10. RENEWAL, TERMINATION AND AMENDMENT.

     a) This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and it shall continue indefinitely thereafter as to the Fund, provided that such continuance is specifically approved by the parties hereto and, in addition, at least annually by (i) the vote of holders of a majority of the outstanding voting securities of the affected Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     b) This Agreement may be terminated at any time, with respect to any Fund, without payment of any penalty, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the affected Fund upon 60 days' prior written notice to the Adviser and by the Adviser upon 60 days' prior written notice to the Trust.

     c) This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of any

Fund affected by such change. This Agreement shall terminate automatically in the event of its assignment.

     d) The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Trust's Declaration of Trust, the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.



                                             SCHWARTZ INVESTMENT TRUST


                                             By: /s/ George P. Schwartz
                                                 --------------------------
                                             SCHWARTZ INVESTMENT COUNSEL, INC.


                                             By: /s/ George P. Schwartz
                                                 --------------------------

                         INVESTMENT MANAGEMENT AGREEMENT

                              AVE MARIA GROWTH FUND


     INVESTMENT MANAGEMENT AGREEMENT, dated as of April 30, 2003 by and between Schwartz Investment Counsel, Inc., a Michigan corporation (the "Adviser"), and Schwartz Investment Trust (the "Trust"), which was organized as an Ohio business trust on August 31, 1992.

     WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, shares of beneficial interest in the Trust are divided into separate series or funds; and

     WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment advisor and to have an investment advisor perform for it various investment advisory and research services and other management services; and

     WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and desires to provide investment advisory services to the Trust;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE ADVISER. The Trust, on behalf of the Ave Maria Growth Fund (the "Fund"), hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund subject to the control and direction of the Trust's Board of Trustees, for the period of the term hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADVISER. In providing the services and assuming the obligations set forth herein, the Adviser may, at its expense, employ one or more sub-advisers for any Fund. Any agreement between the Adviser and a sub-adviser shall be subject to the renewal, termination and amendment provisions of paragraph 10 hereof. The Adviser undertakes to provide the following services and to assume the following obligations:

     a) The Adviser will manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the respective investment objective and policies of the Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Adviser may engage separate investment advisers ("sub-adviser(s)") to make all determinations with respect to the investment of the assets of the Fund, to effect the purchase and sale of portfolio securities and to take such steps as may be necessary to implement the same. Such determination and services by a sub-adviser shall also include determining the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities shall be exercised. The Adviser shall, and shall cause sub-adviser to, render regular reports to the Trust's Board of Trustees concerning the Trust's and the Fund's investment activities.

     b) The Adviser shall, or shall cause the respective sub-adviser(s) to place orders for the execution of all portfolio transactions, in the name of the Fund and in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be amended from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Adviser shall create and maintain (or cause the sub-adviser to create and maintain) all necessary brokerage records for the Fund, which records shall comply with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Adviser (or sub-adviser) for the periods and in the places required by Rule 31a -2 under the 1940 Act.

     c) In the event of any reorganization or other change in the Adviser, its investment principals, supervisors or members of its investment (or comparable) committee, the Adviser shall give the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

     d) The Adviser shall bear its expenses of providing services to the Trust pursuant to this Agreement except such expenses as are undertaken by the Trust. In addition, the Adviser shall pay the salaries and fees, if any, of all Trustees, officers and employees of the Trust who are affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, of the Adviser.

     e) The Adviser will manage, or will cause the sub-adviser to manage, the Fund's assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.

     3. EXPENSES. The Trust shall pay the expenses of its operation, including but not limited to (i) charges and expenses for Trust accounting, pricing and appraisal services and related overhead, (ii) the charges and expenses of the Trust's auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Fund; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for Trust membership in trade associations and all taxes and fees payable by the Trust to federal, state or other governmental agencies;
(vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or shares of the Trust with the SEC, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the SEC; (vii) all expenses of meetings of Trustees and of shareholders of the Trust and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust; (ix) compensation of Trustees of the Trust; and (x) interest on borrowed money, if any.

     4. COMPENSATION OF THE ADVISER.

     a) As compensation for the services rendered and obligations assumed hereunder by the Adviser, the Trust shall pay to the Adviser quarterly a fee that is equal on an annual basis to 1% of the average daily net assets of the Fund. Such fee shall be computed and accrued daily. If the Adviser serves as investment adviser for less than the whole of any period specified in this
Section 4a, the compensation to the Adviser shall be prorated. For purposes of calculating the Adviser's fee, the daily value of the Fund's net assets shall be computed by the same method as the Trust uses to compute the net asset value of that Fund.

     b) The Adviser will pay all fees owing to the sub-adviser, and the Trust shall not be obligated to the sub-advisers in any manner with respect to the compensation of such sub-advisers.

     c) The Adviser reserves the right to waive all or a part of its fee.

     5. ACTIVITIES OF THE ADVISER. The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others. It is understood that the Trustees and officers of the Trust are or may become interested in the Adviser as stockholders, officers or otherwise, and that stockholders and officers of the Adviser are or may become similarly interested in the Trust, and that the Adviser may become interested in the Trust as a shareholder or otherwise.

     The Adviser has supplied to the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereafter supply to the Trust, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

     The Adviser has also delivered to the Trust copies of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). If in the opinion of counsel to the Trust, the code of ethics does not satisfy the requirements of Rule 17j-1, the Adviser will adopt a code of ethics that does. The Adviser shall promptly furnish the Trust with all amendments of or supplements to its code of ethics at least annually. On a quarterly basis, the Adviser shall report on compliance by the access persons of the Fund with its Code of Ethics to the Board of Trustees and upon the written request of the Trust, the Adviser shall permit the Trust, or their respective representatives to examine the reports required to be made to the Adviser by the access persons of the Fund under such code.

     6. USE OF NAMES. The Trust will not use the name of the Adviser in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; except that the Trust may use such name in any document which merely refers in accurate terms to its appointment hereunder or in any situation which is required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Adviser will not use the name of the Trust in any material relating to the Adviser in any manner not approved prior thereto by the Trust; except that the Adviser may use such name in any document which merely refers in accurate terms to the appointment of the Adviser hereunder or in any situation which is required by the SEC or a state securities commission. In all other cases, the parties may use such names to the extent that the use is approved by the party named, it being agreed that in no event shall such approval be unreasonably withheld.

     7. LIMITATION OF LIABILITY OF THE ADVISER.

     a) Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder in any Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this Section 7, the term "Adviser" shall include Schwartz Investment Counsel, Inc. ("Schwartz") and/or any of its affiliates and the directors, officers and employees of Schwartz and/or any of its affiliates.

     b) The Trust will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from acts or omissions of the Trust. Indemnification shall be made only after: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Trust was liable for the damages claimed or (ii) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the Trust was liable for the damages claimed, which determination shall be made by either (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding
"disinterested   non-party  Trustees")  or  (b)  an
independent legal counsel satisfactory to the parties hereto, whose determination shall be set forth in a written opinion. The Adviser shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent that would be permissible under the applicable provisions of Michigan Law. The Adviser shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification under such law has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the Adviser shall provide security in form and amount acceptable to the Trust for its undertaking;
(ii) the Trust is insured  against losses  arising by reason of the advance;  or
(iii) a majority of a quorum of the Trustees of the Trust, the members of which a majority are disinterested non-party Trustees, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification.

     8. LIMITATION OF TRUST'S LIABILITY. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Adviser agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Adviser shall not seek satisfaction of any such obligation from the holders of the shares of any Fund nor from any Trustee, officer, employee or agent of the Trust.

     9. FORCE MAJEURE. The Adviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Adviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     10. RENEWAL, TERMINATION AND AMENDMENT.

     a) This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and it shall continue indefinitely thereafter as to the Fund, provided that such continuance is specifically approved by the parties hereto and, in addition, at least annually by (i) the vote of holders of a majority of the outstanding voting securities of the affected Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     b) This Agreement may be terminated at any time, with respect to any Fund, without payment of any penalty, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the affected Fund upon 60 days' prior written notice to the Adviser and by the Adviser upon 60 days' prior written notice to the Trust.

     c) This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of any Fund affected by such change. This Agreement shall terminate automatically in the event of its assignment.

     d) The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Trust's Declaration of Trust, the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.


                                        SCHWARTZ INVESTMENT TRUST


                                        By: /s/ George P. Schwartz
                                            --------------------------

                                        SCHWARTZ INVESTMENT COUNSEL, INC.


                                        By: /s/ George P. Schwartz
                                            --------------------------

                             SUB-ADVISORY AGREEMENT

                            SCHWARTZ INVESTMENT TRUST


     This SUB-ADVISORY AGREEMENT (the "Agreement") is made as of April 30, 2003, by and among Schwartz Investment Trust, an Ohio business trust (the "Trust"), Schwartz Investment Counsel, Inc., a Michigan corporation (the "Adviser"), and JLB & Associates, Inc., a Michigan corporation (the "Sub-Adviser").

     WHEREAS, the Trust is an Ohio business trust registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and has been retained by the Trust to provide investment services to the Trust;

     WHEREAS, the Sub-Adviser also is an investment adviser registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust and the Adviser desire to retain the Sub-Adviser to furnish it with portfolio management services in connection with the Adviser's investment advisory activities on behalf of the Ave Maria Growth Fund (the "Fund"), a series of the Trust, and the Sub-Adviser is willing to furnish such services to the Adviser and the Fund;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE SUB-ADVISER. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Adviser, the Trust and the Adviser hereby appoint the Sub-Adviser to manage the investment and reinvestment of the assets of the Fund, subject to the control and direction of the Adviser and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Adviser shall at all times maintain its registration as an investment adviser under the Investment Advisers Act of 1940 and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Adviser shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

     2. DUTIES OF THE SUB-ADVISER. The Sub-Adviser will provide the following services and undertake the following duties:

     a. The Sub-Adviser will manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and any directions which the Adviser or the Trust's Board of Trustees may give from time to time with respect to the Fund. In furtherance of the forgoing, the Sub-Adviser will make all determinations with respect to the investment of the assets of the Fund and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same.

     b. The Sub-Adviser shall provide support to the Adviser with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Adviser's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Adviser as the same is applicable to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Adviser, and (iv) permission to use biographical and historical data of the Sub-Adviser and individual manager(s).

     c. In the event of any reorganization or other change in the Sub-Adviser, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Adviser shall give the Adviser and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

     d. The Sub-Adviser will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are undertaken by the Adviser or the Trust.

     e. The Sub-Adviser will manage the Fund and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act, the current Prospectus and Statement of Additional Information of the Fund, and with Subchapter M of the Internal Revenue Code of 1986, as amended.

     3. COMPENSATION OF THE SUB-ADVISER.

     As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Adviser, the Adviser will pay to the Sub-Adviser a quarterly sub-advisory fee equal to 0.40% per annum of the average daily net assets of the Fund. The Sub-Adviser's fee will be reduced on a pro-rata basis to the extent the Adviser waives any of its advisory fees or reimburses expenses of the Fund.

     4. ACTIVITIES OF THE SUB-ADVISER. It is understood that the Sub-Adviser may perform investment advisory services for various other clients, including other investment companies. If requested by the Adviser, the Sub-Adviser will report (generally via conference call or in writing) to the Board of Trustees of the Trust (at regular quarterly meetings and at such other times as such Board of Trustees reasonably shall request) (i) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (ii) such other information as the Board of Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Sub-Adviser to the Fund as compared to its other accounts and the plans of, and the capability of, the Sub-Adviser with respect to providing future services to the Fund and its other accounts. The Sub-Adviser agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients.

     The Sub-Adviser has supplied to the Adviser and the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereafter supply to the Adviser, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

     The Sub-Adviser has also delivered to the Adviser and the Trust copies of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). If in the opinion of counsel to the Trust, the code of ethics does not satisfy the requirements of Rule 17j-1, the Sub-Adviser will adopt a code of ethics that does. The Sub-Adviser shall promptly furnish the Adviser and Trust with all amendments or supplements to its code of ethics at least annually. On a quarterly basis, the Sub-Adviser shall report to the Adviser and the Board on compliance by the access persons of the Fund with its Code of Ethics, and upon the written request of the Adviser or the Trust, the Sub-Adviser shall permit the Adviser and the Trust, or their respective representatives to examine the reports required to be made to the Sub-Adviser by the access persons of the Fund under such code.

     5. USE OF NAMES. Neither the Adviser nor the Trust shall use the name of the Sub-Adviser in any prospectus, sales literature or other material relating to the Adviser or the Trust in any manner not approved in advance by the Sub-Adviser; provided, however, that the Sub-Adviser will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Adviser shall not use the name of the Adviser or the Trust in any material relating to the Sub-Adviser in any manner not approved in advance by the Adviser or the Trust, as the case may be; provided, however, that the Adviser and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     6. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any mistake of judgment or otherwise, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Adviser, the Trust or to any shareholder to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties hereunder. As used in this

Section 6, the term "Sub-Adviser" shall include the Sub-Adviser and/or any of its affiliates and the directors, officers and employees of the Sub-Adviser and/or any of its affiliates.

     7. LIMITATION OF TRUST'S LIABILITY. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Adviser agrees that (i) the Trust's obligations to the Sub-Adviser under this Agreement (or indirectly under the Investment Advisory Agreement between the Trust and the Adviser) shall be limited in any event to the assets of the Fund and (ii) the Sub-Adviser shall not seek satisfaction of any such obligation from the holders of shares of the Fund nor from any Trustee, officer, employee or agent of the Trust.

     8. FORCE MAJEURE. The Sub-Adviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Adviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     9. RENEWAL, TERMINATION AND AMENDMENT.

     a. This Agreement shall become effective on the date of its execution and shall remain in force for a period of two (2) years from such date, and from year to year thereafter provided that such continuance is specifically approved by the parties and, in addition, by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Adviser if the Fund receives an exemptive order issued by the Securities and Exchange Commission permitting the Adviser to enter into and materially amend sub-advisory agreements of the Trust, without shareholder approval subject to oversight of the Trust's Board of Trustees ("Exemptive Order"), by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, in any such case upon not less than 60 days' prior written notice to the Sub-Adviser and (ii) by the Sub-Adviser upon not less than 60 days' prior written notice to the Adviser and the Trust. This Agreement shall terminate automatically in the event of (A) its assignment or (B) the termination of the Investment Advisory Agreement between the Trust and the Adviser.

     c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, or by the Adviser, subject to oversight by the Trust's Board of Trustees, if the Fund receives an Exemptive Order and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund.

     d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Adviser for this purpose shall be 3707 West Maple Road, Bloomfield Hills, Michigan 48301 and that the address of the Sub-Adviser shall be 44670 Ann Arbor Rd., Suite 190, Plymouth, Michigan 48170.

     12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


SCHWARTZ INVESTMENT TRUST                SCHWARTZ INVESTMENT COUNSEL, INC.

By: /s/ George P. Schwartz               By:  /s/ George P. Schwartz
    ------------------------                  --------------------------
Name:  George P. Schwartz                     Name:  George P. Schwartz
Title:  President                             Title:  President


JLB & ASSOCIATES, INC.

By: /s/ James L. Bashaw
    ------------------------
Name:  James L. Bashaw
Title:  President